EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-8) pertaining to the Pier 1 Imports, Inc. 1999 Stock Plan and to the incorporation by reference therein of our report dated March 24, 2004, with respect to the consolidated financial statements of Pier 1 Imports, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended February 28, 2004, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Fort Worth, Texas
August 17, 2004